UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2006 (May 26, 2006)

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-14940	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

During the three months ended March 31, 2006, the Company identified seven outpatient rehabilitation facilities and one other facility in our corporate segment (collectively, the “closed facilities”) that met the requirements of Financial Accounting Standards Board (“FASB”) Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. FASB Statement No. 144 requires us to present the account balances and activities of the closed facilities as discontinued operations. While account balances and activities are being reclassified, gains or losses arising from the actual discontinuance of the closed facilities will be recorded in 2006. We are therefore updating our previously issued annual financial statements and certain other financial information originally reported within our Annual Report on Form 10-K for the year ended December 31, 2005 (“Annual Report”) to present previously provided financial information on a basis that is comparable to the basis on which we prepared and reported similar information in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, which treats the closed facilities as discontinued operations. This Current Report on Form 8-K updates Items 6, 7, 8 and 15 of our Annual Report and Exhibit 12.01 to our Annual Report to recast the account balances and activities of the aforementioned closed facilities as discontinued operations. The updates do not represent a restatement of previously issued financial statements.

Items 6, 7, 8 and 15 of our Annual Report and Exhibit 12 to our Annual Report are set forth on Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 hereto, respectively, and are incorporated by reference herein. We have not modified or updated any other disclosures presented in our 2005 Annual Report on Form 10-K. All other information in the Form 10-K remains unchanged.

ITEM 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ GREGORY L. DOODY
Name: Gregory L. Doody
Title: Executive Vice President, General Counsel and Secretary

Dated: May 26, 2006

Exhibit Index

Exhibit Number	Exhibit

Exhibit 99.1	Selected Financial Data

Exhibit 99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Exhibit 99.3	Financial Statements and Supplementary Data

Exhibit 99.4	Financial Statements

Exhibit 99.5	Ratio of Earnings to Fixed Charges